02720-001/00345989-5 AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made as of December 22, 2021 (the last date of execution of this Agreement by Buyer and Seller being the “Effective Date”), by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (“Seller”), and CAI INVESTMENTS SUB SERIES 100, LLC, a Nevada limited liability company (“Buyer”). Buyer and Seller are each referred to herein as a “Party”, and collectively, the “Parties”. FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS: Section 1. Terms and Definitions: The terms listed below shall have the respective meaning given them as set forth adjacent to each term. (a) “Broker” shall mean CBRE, acting as Seller’s agent, and Woodridge Capital & Barak Investors Group, acting as Buyer’s agent. (b) “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur on a date selected by Buyer and reasonably acceptable to Seller, but in no event later than the date which is thirty (30) days following the end of the Examination Period. “Closing Date” shall mean the date of Closing. (c) “Earnest Money” shall mean $250,000.00, together with all interest accrued thereon. The Earnest Money shall be delivered by Buyer to Title Insurer within three (3) days following the Effective Date. A portion of the Earnest Money, in the amount of $50,000.00 (the “Non-Refundable Earnest Money”), is deemed non-refundable for all purposes under this Agreement as of the Effective Date, other than as set forth in Section 9(b) and Section 11 below. If this Agreement does not terminate prior to the end of the Examination Period, within two (2) business days following the end of the Examination Period, Buyer shall deposit with Title Insurer the sum of $250,000.00, which sum shall be deemed additional Earnest Money for all purposes under this Agreement. All Earnest Money shall be deemed non-refundable if this Agreement does not terminate prior to the end of the Examination Period, except as expressly set forth in this Agreement. Title Insurer shall hold the Earnest Money in escrow, to be applied as a credit towards the Purchase Price at Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. (d) “Examination Period” shall mean the period beginning on the Effective Date and extending until 5:00 p.m. (Eastern time) on the date that is thirty (30) days thereafter. (e) “Property” shall mean: (a) that certain property located at 2700 West Front Street in Statesville, North Carolina, being also known as Iredell County Tax Parcel 4724791244.000, being more particularly described on Exhibit A attached hereto, together with all improvements therein (including, without limitation, that +/- 416,299 square foot building thereon); and (b) all right, title and interest of Seller in and to all easements, licenses, rights and appurtenances relating to any of the foregoing. (f) “Purchase Price” shall mean $30,275,000.00

02720-001/00345989-5 2 (g) “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to Section 15: c/o Kewaunee Scientific Corporation 2700 West Front Street Statesville, NC 28677 Attn: Donald T. Gardner, III Email: dongardner@kewaunee.com With copy to: Alexander Ricks PLLC 1420 E. 7th Street, Suite 100 Charlotte, North Carolina 28204 Attn: Jon Goldberg Email: jon@alexanderricks.com (h) “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to Section 15: CAI Investments Sub Series 100, LLC c/o CAI Investments, LLC 9325 W. Sahara Avenue Las Vegas, Nevada 89117 Attn: Christopher Beavor Email: chris@caicap.com With copy to: Moran Reeves Conn, PC 1211 E. Cary Street Richmond, Virginia 23219 Attn: Joseph J. McQuade, Esq. Email: jmcquade@moranreevesconn.com (i) “Title Insurer” shall mean First American Title Insurance Company, Las Vegas, NV Section 2. Property Prorations and Transaction Costs. (a) Proration of Expenses. Property taxes shall not be pro-rated at Closing. It is understood that Seller will be responsible for all property taxes for periods prior to Closing, and Seller (as tenant under the Lease) shall be responsible for all property taxes for periods following Closing. (b) Payment of Costs and Recording Fees. At Closing, Seller shall pay any transfer tax imposed in connection with the sale of the Property. At Closing, Buyer shall pay: (A) any recording fees necessary to record the Deed; (B) the cost of the Title Report (as defined below in Section 6(a)), and the cost of the owner’s title insurance policy (the “Title Policy”); and (C) all costs and expenses incurred by Buyer in connection Buyer’s due diligence review of the Property. Buyer and Seller shall split evenly the cost of Title Insurer’s escrow fees. Unless otherwise expressly set forth herein, all other costs and expenses shall be allocated between the Seller and Buyer in accordance with applicable local custom for similar transactions.

02720-001/00345989-5 3 Section 3. Purchase and Sale of Property. Subject to the terms of this Agreement, Seller agrees to sell, and Buyer agrees to buy, the Property for the Purchase Price. Section 4. Payment of Purchase Price. At Closing, Buyer shall pay the Purchase Price (less the Earnest Money), in accordance with this Agreement. Section 5. Title. At Closing, Seller shall convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, and encumbrances except for taxes for the current year and subsequent years not yet due and payable, matters of record except for Monetary Encumbrances, matters which would be revealed by a current, accurate physical survey of the Property and the Lease (collectively, the “Permitted Exceptions”). Section 6. Examination of Property. Seller and Buyer hereby agree as follows: (a) Title Examination. Buyer may, at Buyer’s sole cost and expense, order a commitment for the issuance of the Title Policy (the “Title Report”) and a current ALTA plat of survey of the Property (the “Survey”). Buyer may furnish to Seller a statement specifying objections to the Title Report and/or the Survey, which are unacceptable to Buyer (the “Objections”). Seller shall notify Buyer within five (5) days after receipt of the Objections whether Seller elects to cure the Objections. If Seller does not respond within such five (5) day period, Seller shall be deemed to have elected to not cure the Objections. If Seller does not agree (or is deemed to not agree) to cure the Objections, Buyer shall have the right, by notice given to Seller on or prior to the expiration of the Examination Period either to: (a) waive the Objections and proceed to Closing without abatement or reduction of the Purchase Price; or (b) terminate this Agreement, in which event (a) Title Insurer shall immediately deliver the Earnest Money to Buyer (with no further notification or direction by Seller necessary) provided that the Non-Refundable Earnest Money shall be delivered to Seller, (b) following Seller’s request Buyer shall promptly deliver to Seller all diligence materials completed by third parties for Buyer (e.g., property condition assessments, environmental studies, and survey and title work (to the extent same have not previously been delivered to Seller)) and (c) all rights, liabilities and obligations of the Parties under this Agreement shall terminate, except as otherwise set forth herein. Notwithstanding the foregoing, Seller shall be required to cause the removal of any monetary liens or encumbrances against the Property which were created by Seller (collectively, “Monetary Encumbrances”). (b) Examination. Within three (3) business days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s actual possession: Seller’s existing title policy, ALTA, boundary and topographic surveys, site plans and specifications, architectural plans, environmental/hazardous material reports, soils reports, and governmental permits/approvals. Additionally, commencing on the Effective Date and continuing through Closing or the earlier termination of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that (i) such activities by or on behalf of Buyer on the Property shall not damage the Property, (ii) without first obtaining Seller’s prior written consent (which may be granted, withheld or conditioned in Seller’s sole discretion), Buyer shall not be entitled to conduct any environmental investigations on the Property beyond a Phase I environmental site assessment (e.g., no sampling, drilling, etc.) and (iii) Buyer shall indemnify and hold Seller harmless from and against any and all physical damage to the extent resulting from the activities of Buyer and its agents and designees on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. For avoidance of doubt, the foregoing indemnity obligations shall not

02720-001/00345989-5 4 extend to, and Seller hereby releases Buyer from liability for, any claims, damages or other liability resulting from or related to any existing environmental contamination with respect to the Property, or other deficiencies in the Property, that may be discovered by Buyer as a result of its investigations. Buyer shall give Seller reasonable notice before entering the Property (which notice may be provided solely via e-mail). Seller may have a representative present during any and all examinations, inspections and/or studies on the Property conducted by Buyer or its representatives, and Buyer shall use good faith efforts not to interfere with Seller’s ongoing business operations at the Property. Prior to any entry upon the Property by or on behalf of Buyer pursuant to the authority granted by this Agreement, Buyer shall deliver to Seller a certificate of insurance in form and content reasonably satisfactory to Seller evidencing public liability insurance coverage in favor of Seller, as an additional insured, in an amount not less than One Million Dollars ($1,000,000.00); and such insurance shall be kept in force by Buyer throughout the term of this Agreement. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Examination Period, in which event (a) Title Insurer shall immediately deliver the Earnest Money to Buyer (with no further notification or direction by Seller necessary) provided that the Non-Refundable Earnest Money shall be delivered to Seller, and (b) all rights, liabilities and obligations of the Parties under this Agreement shall terminate, except as otherwise set forth herein. If Buyer does not affirmatively send written notice to Seller prior to the expiration of the Examination Period that Buyer desires to proceed to Closing in accordance with this Agreement, Buyer conclusively shall be deemed to have exercised its right to terminate this Agreement pursuant to this Section 6(b) and the Earnest Money shall be delivered to Buyer in accordance with this paragraph (except that the Non-Refundable Earnest Money shall be delivered to Seller). The terms of this Section 6(b) shall survive the termination of this Agreement. Section 7. Risk of Loss/Condemnation. Until Closing, the risk of loss or damage to the Property, except as otherwise provided herein shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that, with respect to any casualty, if the cost to repair such casualty would exceed $500,000.00, and with respect to any condemnation or taking (or notice thereof), if any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer (provided that the Non-Refundable Earnest Money shall be delivered to Seller) and neither Party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price, and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or at Closing pay to Buyer, or credit Buyer for, any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies. The obligations of Seller under this Section 7 shall not merge with the Deed but shall survive Closing.

02720-001/00345989-5 5 Section 8. Earnest Money Disbursement. The Earnest Money shall be held by the Title Insurer, in escrow on Buyer’s behalf, and disbursed only in accordance with this Agreement, including, without limitation, the following provisions: (a) The Title Insurer shall invest the Earnest Money in the normal course of Title Insurer’s business and shall promptly provide Buyer and Seller with confirmation of receipt of the Earnest Money and the investment thereof in accordance with this Section 8(a). (b) Title Insurer’s notice address for all purposes under this Agreement is: First American Title Insurance Company Attn: Brenda Burns 8311 W. Sunset Road, Suite 100 Las Vegas, NV 89113 Email: bburns@firstam.com Section 9. Default. (a) In the event that Buyer defaults in any of its obligations in this Agreement and fails to cure the same within five (5) days following receipt of written notice thereof, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement, whereupon Seller shall be entitled to a disbursement of the Earnest Money as liquidated damages. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. The parties acknowledge that the Earnest Money is fair and equitable and that it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default. Seller expressly waives the right to exercise any and all other rights or remedies available at law or in equity, except in connection with Buyer’s indemnification obligations as set forth in Sections 6 and 20 herein. (b) In the event of Seller’s default of any of its obligations in this Agreement which Seller fails to cure within five (5) days following receipt of written notice thereof, Buyer shall be entitled to either: (i) seek to enforce specific performance of Seller’s obligations hereunder; or (ii) terminate this Agreement, whereon Buyer shall be entitled to a disbursement of the Earnest Money and recover its actual out-of-pocket expenses, not to exceed $50,000.00 in the aggregate. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. . Section 10. Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Title Insurer of the outstanding balance of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Title Insurer at Closing, the following executed documents: (a) a special warranty deed conveying the Property to Buyer subject only to the Permitted Exceptions (the “Deed”), in the form of Exhibit B attached hereto. The legal description to be used in the Deed shall be derived from Seller’s vesting deed; provided, however, at Buyer’s request, Seller also shall deliver to Buyer at Closing a non-warranty deed with a legal description which is derived from the Survey; (b) a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

02720-001/00345989-5 6 (c) good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by the Title Insurer for issuance of the Title Policy (including, without limitation, an owner’s affidavit in a form which is reasonably acceptable to Seller); (d) satisfactions, cancellations or releases of all Monetary Encumbrances; provided, however, that any such satisfactions, cancellations or releases may be provided post-Closing provided that any such lender provides a so-called “payoff letter” and Title Insurer is willing to issue a title insurance policy to Buyer without exception to any such Monetary Encumbrances; (e) the lease in the form of Exhibit C attached hereto (the “Lease”), as executed by the tenant named therein; (f) an estoppel letter and subordination and non-disturbance agreement executed by the tenant under the Lease, in the form provided by Buyer prior to the expiration of the Examination Period, provided such forms of estoppel and subordination and non-disturbance agreement are reasonably acceptable to Seller; and (g) an affidavit affirming that Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax. At Closing, Buyer shall: (i) instruct the Title Insurer to deliver the Earnest Money to Seller which shall be applied to the Purchase Price; (ii) deliver the balance of the Purchase Price to Title Insurer; and (iii) execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (e) above. The Closing shall be held through the mail by delivery of the closing documents to the Title Insurer on or prior to the Closing or such other place or manner as the Parties may mutually agree. Section 11. Representations by Seller. Seller represents and warrants to Buyer as follows: (a) Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization. Seller is authorized to consummate the transaction set forth herein and fulfill all of its respective obligations hereunder and under all closing documents to be executed by Seller, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder; (b) Seller has not received any written notice of any condemnation, tax appeals or environmental investigations against Seller or the Property, nor any current or pending litigation regarding the Property or which would affect Seller’s ability to perform its obligations under this Agreement; (c) Except as may appear of record, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing; (d) Except for violations cured or remedied on or before the Effective Date, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations; (e) Except as may appear of record, and other than the Lease, there are no occupancy agreements, leases, lettings, tenancies or subtenancies affecting the Property;

02720-001/00345989-5 7 (f) Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax; (g) To Seller’s knowledge, except as set forth in the environmental reports delivered by Seller to Buyer, no hazardous substances are present on the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety; and (h) Seller (which, for this purposes of this Section 11, shall include its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) at its official website (http;//www.treas.gov/ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list (collectively, the “List”); (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) will not transfer or permit the transfer of any controlling interest in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the List. The representations and warranties of Seller shall survive Closing for a period of six (6) months. For purposes of this Agreement, all references to Seller’s knowledge, shall be limited to the actual, personal knowledge of Donald T. Gardner, III, without investigation or inquiry. Seller and Buyer agree that Mr. Gardner shall not bear any personal liability whatsoever in connection with the foregoing or otherwise in this Agreement. Further, the foregoing representations and warranties may not be relied upon by any person or entity other than Buyer. If any of the foregoing representations is not true in any material respect as of the Closing as a result of a matter, event or circumstance beyond Seller’s reasonable control, Buyer may not consider same as an event of default hereunder; but rather, in such case, Buyer may, at Buyer’s option and as Buyer’s sole and exclusive remedy, terminate this Agreement and have the Earnest Money, including the Non-Refundable Earnest Money, refunded by Title Insurer), whereupon the Parties shall have no further rights, obligations or liabilities with respect to each other hereunder, except as set forth herein. Further notwithstanding anything contained in this Agreement to the contrary, if, prior to Closing, Buyer obtains actual knowledge that any representation and/or warranty of Seller is inaccurate or incorrect and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such inaccurate or incorrect representation or warranty. Section 12. Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows: (a) Buyer is duly formed, validly existing and in good standing under the laws of its state of organization, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been or will be (with respect to closing documents) duly authorized by all requisite corporate or other required action on the part of Buyer and are or will be (with respect to closing

02720-001/00345989-5 8 documents) the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. (b) No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law. The representations and warranties of Buyer shall survive Closing for a period of six (6) months. Section 13. Conditions to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing: (a) Seller shall deliver to Title Insurer on or before the Closing the items set forth in Section 10Section 10 above; and (b) The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing. In the event that one (1) or more of the foregoing conditions are not satisfied as of the Closing date, Buyer may, as its sole and exclusive remedy, terminate this Agreement by providing written notice thereof to Seller, in which case the Earnest Money, including the Non-Refundable Earnest Money, shall immediately be returned to Buyer and (except as expressly provided herein), this Agreement and all rights and obligations of the respective Parties hereunder shall be null and void. Section 14. Conditions to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing: (a) Buyer shall deliver to Title Insurer on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and (b) The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing. Section 15. Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any Party to the other in connection herewith shall be in writing and sent by: (i) e-mail to the addresses set out in Section 1; or (ii) overnight delivery via a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notice shall be deemed given on the date such notice was sent by way of e-mail or on the date delivered in person by such nationally recognized overnight courier. Section 16. Entire Agreement. This Agreement constitutes the sole and entire agreement among the Parties and no modification of this Agreement shall be binding unless in writing and signed by all Parties.

02720-001/00345989-5 9 No prior agreement pertaining to the subject matter hereof (including, without limitation, any letter of intent) shall be valid or of any force or effect from and after the Effective Date. Section 17. No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representations or warranties whatsoever. Accordingly, except as otherwise expressly set forth in this Agreement or the Closing documents, Buyer shall release Seller, its respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, representatives, affiliates, members, investors, certificate holders and agents of each of the foregoing (collectively, the “Seller Parties”) from all claims, absolute or contingent, known or unknown, which Buyer or any agent, representative, affiliate, employee, director, officer, partner, member, servant, shareholder, trustee or other person or entity acting on Buyer’s behalf or otherwise related to or affiliated with Buyer has or may have arising from or related to any matter or thing related to or in connection with the Property, and any physical or environmental conditions, and Buyer shall not look to the Seller Parties in connection with the foregoing for any redress or relief. This release shall be given full force and effect according to each of its expressed terms and provisions, including those related to unknown and uninspected claims, damages and causes of action. The terms and provisions of this section shall survive Closing and any termination of this Agreement. Section 18. Applicable Law. This Agreement shall be construed under the laws of the State in which the Property is located. Section 19. Tax-Deferred Exchange. In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange (including, without limitation, any intermediate conveyance to the members of Seller); provided, however, that (i) the exchanging Party shall be responsible for all additional costs associated with such exchange, (ii) a non-exchanging Party shall not assume any additional liability with respect to such tax deferred exchange, (iii) notice of the desire to effect such a tax-deferred exchange shall be delivered not less than ten (10) business days prior to Closing and (iv) in no event shall such exchange delay Closing hereunder. Seller and Buyer shall execute such additional documents, at no cost to the non- exchanging Party, as shall be required to give effect to this provision. Section 20. Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker in the amount due and payable to Broker to be paid at the Closing. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying Party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any Party who claims to have dealt with such Party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement. Section 21. Assignment. Buyer may assign this Agreement to any entity controlling, controlled by or under common control with Buyer, or to any entity which is owned or controlled by any partner or member of Buyer; provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder. Except as set forth above, Buyer may not assign this Agreement. Section 22. Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing Party shall be entitled to recover from the other Party,

02720-001/00345989-5 10 and the other Party shall pay to the prevailing Party, the prevailing Party’s attorneys’ fees and disbursements and court costs incurred in such action. The terms of this Section 22 shall survive Closing and the earlier termination of this Agreement. Section 23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Any signatures delivered either by email, or other electronic transmission or digital format (including but not limited to an Adobe file format or PDF) will be deemed to be original signatures under this Agreement. Section 24. Weekends/Holidays. If the final day of any period of time set out in any provision of this Agreement falls on a Saturday, Sunday or federal holiday, such period shall be deemed extended to the next day which is not a Saturday, Sunday or federal holiday. Section 25. Time of the Essence. TIME IS OF THE ESSENCE in this Agreement. Section 26. Confidentiality. Buyer shall not disclose the terms of this Agreement to any third party except (i) legal counsel to Buyer or other professional advisor(s) of Buyer (provided that Buyer causes such advisors to keep the terms of this Agreement strictly confidential), (ii) Buyer’s prospective mortgagees, partners and investors and their counsel and other professionals (provided that Buyer advises such recipients that they must keep the terms of this Agreement strictly confidential) and (iii) as required by applicable law or by subpoena or other similar legal process. The terms of this Section 26 shall survive the termination of this Agreement. [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. SELLER: BUYER: CAI INVESTMENTS SUB SERIES 100, LLC, a Nevada limited liability company JOINDER BY TITLE INSURER: TITLE INSURER: FIRST AMERICAN TITLE INSURANCE COMPANY 1102720-001/00345989-5 By: Name: Title: By: Name: Title: Title Insurer joins in the execution of this Agreement to evidence its agreement to receive, hold and disburse funds and documents in accordance with the terms and provisions of the Agreement. KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation By: 7TT Name : 7~VvXr/n/r' -2/C Title: CK)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. SELLER: KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation BUYER: CAI INVESTMENTSSUB SERIES^JOO, LLC, a Nevada limited liability company JOINDER BY TITLE INSURER: TITLE INSURER: FIRST AMERICAN TITLE INSURANCE COMPANY 1102720-001/00345989-4 By: Name: Title: By: Name: Title: By: Name: Title: Chrty Title Insurer joins in the execution of this Agreement to evidence its agreement to receive, hold and disburse funds and documents in accordance with the terms and provisions of the Agreement.

02720-001/00345989-5 12 EXHIBIT A PROPERTY TRACT I; Beginning at the point of new corner of the State Para; 09' W. 640. S7 feet to * point in the B.U. Deed Reference* See Deed Book 251, Page 6, Iredell County Registry. TRACT II: Deed Reference: See Deed Book 270, page 387, Iredell County Registry. LBS3 ABD EXCEPT FROM THE TRACTS PROVIDED ABOVE: Beginning at a point in the center line of N. C. Highway Ho. 90, eaid pint being 30 feet Bouthwest of the BoutheMterwnost comer of the land now owned by Technical Furniture, Incorporated, and running N. 26-51 S 360 feet to a etake; thence 8 63-10 E 993 feet to a stake; thonce S 29-14 W 360.49 feet to a point in the center of N. C. Highway No. 90; thence with the center line of a a id highway N 69-09 W 589.02 feet to the point of beginning, containing 4.85 acres, sore or leas, subject, however, to that easameiit of highway right-of-way for N. C. Ko. 90, flaid right-of-way being 60 feet in width, lying 30 feet on each side of the center line thereof, said easement being reserved for the State Highway and Public Works ComzrJ.aeian. 340.41 feet to a point in the 30' E. 580.0 feet to the BEGINNING at a point in the center of the Alexander Railroad Company tracks, said point being the Northwest earner of The Statesville Caxpany property as described by deed recorded in the Iredell County Registry in Deed Book 296 at page 197, also being the Northeast comer of Kewaunee Technical Furniture Company property; thence running with the center line of the Alexander Railroad Company, N. 68 deg. 02 min. W. 180 feet to a point marked by an iron stake, a new corner in the Kewaunee Technical Furniture Company property line; thence S. 28 deg. 55 mln. W. ever and across a portion of the Kewaunee Technical Furniture Company property 256.97 feet to a point marked by an iron stake; a new corner; Intersection of tha center Line of the new 0. S. Highway 064 Bypass at its intersection with the center line of the Alexander Railroad; thence running with the center line of the Alexander Railread S. 68° 2' B. 910 Feet to an iron stake in said line, a thence 5. 29 * 14' W. 433 feet te an iron stake or monument r thonao N. 63’ 10' W. 595 feet to an iron stake a new comer of the State Farm; thence S. 26* 51' W. 360 feet to a point in the center of North Carolina Highway #90j thence with the center line cf North Carolina Highway 63° center line cf the proposed access road between North Carolina Highway #90 and fl. Highway #64 Bypass; thence H- 11* 54' center line of U. 5. Highway #64 Bypass; thence N. 74 beginning, containing 16 acres more or less.

02720-001/00345989-5 13 Deed Reference: 3ee Deed Book 343, Page 97, iradell County Registry, ALSO LBSS AND K8CBPT PROM THE TRACTS PROVIDED ABOVE I in convoyed to the party o£ Deed Reference i See Deed Book 302, Page 113, Iredell County Registry ALSO LBSR AND BZCEPT FROM TEE TRACTS PRPVJDED ABOVE: That portion o£ land taken by the State Highway Ccaatisnicn for 1-40 in Deed Book 7®9( Pago 3 €7, Iredell County Registry. thence Routh El being t rave tee degrees 54 minutes as Technical Furniture inc> thence S. £1 deg. 05 min, E. over and across a portion of the Kewaunee Technical Furniture Company property 143,70 feet to a point/ thence S. 64 deg. 02 min . a, 30. 2S feet to a point in the center of Tachbum Street, baiug the southwest corner of the Statesville company property/ thence H> 24 deg. 55 mln. B., with and along the Western property line of The Statesville Company property, 275,05 feet to the point o£ bagirming, containing 1.C9 acres, more or lean, and being a portion of the property conveyed to Technical Furniture, inc. by deed from the State of North Carolina, dated the 28th day of July, 1954, and recorded in Deed Book 251 nt page 6, Iredell County Rogietzy. broinntkq at a point in Technical Furniture, Inc, East property line, said point being situated and lying South 26 degrees 5 5 minutes Hast 190.94 feet from Technical' e Northeast corner, said corner being an iron etake in the center of the Alexander Railway track, said railway track having a magnetic azimuth of ill measured clockwise from the South/ thence running with the line South 26 degrees 55 minutes West 576.40 feet to a point in the Northern right of way line of N. C. Highway #90/ thence with the Northern right of way line of N. C. Highway # 90, North 63 degrees 11 minutes new corner In the West margin of a proposed street/ 55 minutes East 577 ,49 feet along and with the West margin of the above mentioned street to a point, u new comer in the west margin and at the Northern temlnue of the above mentioned street/ degrees OS minutes East 30.0 feet to the point Of beginning, encompassing an area of 17,306 square feet and being the Western ene-balf width of a proposed 60' wide street right of way. West 30 feet to a point, a tbance North 26 degrees This property o f the second, part, as a municipal corporation, to be used for street purposes. It is understood that if at any time the City Of Gtatesville should abaadco or fail to use the said property for the purposes herein conveyed, then tbs ease shall revert to the party of the first part, or its successors sod assigns.

02720-001/00345989-5 14 TRACT III; TRACT IV: Deed Reference: See Deed Back 451, Page 461 (Tract II) . Iredell county Registry. BEGINNING at a point in center of the Alexander Railroad Ccmpany tracts, said point being the Northwest corner of Statenville Co. property as described in deed recorded la Deed Bock 336, page 197, alao being the Northeast corner of Kewaunee Technical Furniture Company; thence running with center line of Alexander Railroad Company, N. 66 deg. 02 nin- W, 180 ft. tn * point marked by an iron stake, a new corner in Kewaunee Technical Furniture Company property line; thence S. 2B dag. 55 mln. W. over and hctobb a portion Of the Kewaunee Technical Furniture Company pipper ty 254.97 feet to a point marked by an iron stake a new comer; thence a. 61 dag. DE mln. E. over and across a portion of the Kewaunee Technical Furniture Company property 148.70 ft. to a point; thence 8. eh dag. 03 ndn. E, 30.25 feet to a point in center of Techburn St., being the £cttthw«Bt comer of the Statesville Company property j thence JI, 2 9 deg. SS min. B., with and along the Weetern property line of Statesville Company property 275.06 ft. to the BEGINNING, containing 1.09 acres, more or leas, and being the identical property conveyed to party of the first part by the party of the second part by deed recorded in Deed Book 549, page 97. Bee also deed recorded In Deed Book 251. page 6, iradall county Registry. BHQiNNiKG at a point in the center of the Alexander Railway Co. track, Baid point being Northwest corner of Lot No. IB of K.C. FiodftOnt Experimental Farm an subdivided, platted, planned and recorded in Flat Book S, page 90, Iredell County Registry, and running with the Western boundary of Lot 18 3. 28 deg. 55 min w .275 ft. to a point, a new corner) thence 8. 68 deg. 02 min- H. 200 ft. crossing Lots 18 and 17 and extending over Into Lot No. 16 to a point, a new corner) thence N. 28 deg. 55 min. 3 275 ft. to a point in the center of the Alexander Railroad, a new corner ; thence with and along the center line of the Alexander Railroad No. 68 deg. 02 min. W. 200 ft. to the BEGINNING, being a traverse encompafl fling an ares of 1.26 acres, the same being a part of Lots 16, 17 and 18 of JL C. Experimental Pam, an platted, planned and recorded in Flat Rook S, page 90, and being the identical property conveyed to party of the first part by deed of Cordon Loe Wilson and wife, dated Nov. 11, 1957, and recorded in Deed Book 296, page 197. See also deed recorded in Deed Book 277 , page 434, Iredell county Registry.

EXHIBIT B FORM OF SPECIAL WARRANTY DEED Excise Tax: $ Tax Lot No.: Parcel Identifier No. Verified by County on the ________ day of __________________, 202__ This instrument was prepared by: Alexander Ricks PLLC (J. Goldberg) 1420 E. Seventh Street, Suite 100 Charlotte, NC 28204 After recording mail to: Brief description for the Index: __________________ NORTH CAROLINA SPECIAL WARRANTY DEED THIS DEED made as of this ________ day of _______________, 202__, by and between GRANTOR: GRANTEE: Attention: Attention: The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context. WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land, together with the improvements thereon, situated in , North Carolina, and more particularly described as follows: See Exhibit A attached. The property was acquired by Grantor by instrument recorded in Book at Page of the County Public Registry. All of a portion of the property herein conveyed _____ includes or X does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple. And Grantor covenants with Grantee, that Grantor has done nothing to impair such title as Grantor received, and that Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated. This conveyance is made expressly subject to the following exceptions: 1. The lien of the ad valorem taxes for the year 202__ (which taxes have been prorated between Grantor and Grantee) and subsequent years, a lien, but not yet due and payable. 2. Matters of record except for monetary liens or encumbrances which were created by Grantor. 3. Matters which would be revealed by a current, accurate physical survey of the Property. 4. An unrecorded lease between Grantor, as tenant, and Grantee, as landlord, dated on or about the date hereof. IN WITNESS WHEREOF, Grantor has caused this instrument to be signed as of the day and year first above written. GRANTOR: , a By: Name: Title: STATE OF COUNTY OF I, _________________________________________, a Notary Public of the County and State aforesaid, certify that ______________________ personally appeared before me this day and acknowledged the execution of the foregoing instrument as Manager of Grantor. Witness my hand and official stamp or seal, this ________ day of _____________________, 202__. [Notary Seal] Notary Public Commission Expires: EXHIBIT A and B to be added

EXHIBIT C FORM OF LEASE LEASE AGREEMENT THIS LEASE AGREEMENT (this “Lease”) dated as of ______________ ___, 202___ (the “Effective Date”) is made and entered into between CAI INVESTMENTS [_________] MASTER LESSEE, LLC, a Delaware limited liability company (“Landlord”), and KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (“Tenant”). ARTICLE I Section 1.01 Lease of Premises. Upon and subject to the terms and conditions herein specified, CAI Investments [________], DST, a Delaware statutory trust, (“Owner”) is the owner of the premises (the “Premises”). Landlord leases the entirety of the Premises from Owner pursuant to that certain Master Lease Agreement (the “Master Lease”) of even date herewith. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, consisting of the following: (a) the land more particularly described in Exhibit A attached hereto, having the following address: 2700 W. Front Street in Statesville, North Carolina, together with all of Landlord’s right, title and interest in and to all easements, rights-of-way, appurtenances and other rights and benefits associated with such parcel(s) of land and to all public or private streets, roads, avenues, alleys or pass ways, open or proposed, on or abutting such parcel(s) of land (collectively, the “Land”); and (b) all of the buildings, structures, fixtures, and other improvements now or hereafter in, on, over and under the Land and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, oil burners, domestic water systems, canopies, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the buildings, including all other building systems and fixtures necessary to the ownership, use, operation, repair and maintenance of the buildings, structures, fixtures, facilities, installations and other improvements of every kind, but excluding all Severable Property (as defined in Section 3.01 hereof) (collectively, the “Improvements”). Section 1.02 Condition and Use. Tenant has inspected the Premises and agrees that Landlord has no obligation to perform any work, supply any materials, or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant may use the Premises for all purposes allowed under current zoning requirements. Section 1.03 Term; Right of Renewal. (a) This Lease shall begin on the Effective Date (the “Commencement Date”) and shall end on the last day of the two hundred fortieth (240th) full month following the Commencement Date. The time period during which this Lease shall actually be in effect, as the same may be terminated prior to its scheduled expiration pursuant to the provisions hereof, is referred to herein as the “Term”. (b) Tenant shall have the right to renew the Term for all of the Premises for four (4) renewal term of five (5) years each (each, a “Renewal Term”), each of which shall commence on the day following the expiration of the then-current Term, and end on the fifth (5th) anniversary of the last day of the then-current Term, unless such Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (1) Tenant shall have notified Landlord in writing of Tenant’s exercise of such renewal right not later than six (6) months prior to the then last day of the Term and (2) no Event of Default shall have occurred and be continuing hereunder. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant.

Section 1.04 Rent. In consideration of this Lease, during the Term, Tenant shall pay to Landlord the amounts set forth in Exhibit B as annual basic rent for the Premises (“Basic Rent”). All amounts other than Basic Rent which Tenant is required to pay or discharge pursuant to this Lease, including the charge provided for by Section 7.03(d) hereof, shall constitute additional rent (“Additional Rent”). Tenant shall pay Basic Rent and all other sums payable to Landlord hereunder to Landlord (or, upon Landlord’s request, to any Mortgagee (as hereinafter defined) under any mortgages, deeds of trust or similar security instruments creating a lien on the interest of Landlord in the Premises (whether one or more, the “Mortgage”)) by check, ACH payment or wire transfer, in immediately available funds, pursuant to such instructions as Landlord may provide from time to time. Landlord shall give Tenant not less than fifteen (15) days prior written notice of any change in the address to which payments are to be made. Basic Rent shall be paid in equal monthly installments in advance on the first business day of each month, except for any Basic Rent due for the rental of the Premises during the period from the Commencement Date through the end of the calendar month in which the Commencement Date occurs, which shall be payable in advance on or before the Commencement Date. Any rental payment made in respect of a period which is less than one month shall be prorated by multiplying the then applicable monthly Basic Rent by a fraction the numerator of which is the number of days in such month with respect to which rent is being paid and the denominator of which is the total number of days in such month. ARTICLE II Section 2.01 Maintenance and Repair. Tenant shall maintain, repair and replace the Premises in good condition, normal wear and tear and damage by casualty excepted. Tenant shall cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures determined by such contractor to be advisable or necessary. Section 2.02 Alterations, Replacements and Additions. Tenant may make additions to and alterations of the Improvements provided that (i) the fair market value, the utility, the square footage or the useful life of the Premises shall not be materially lessened thereby, and (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder. All additions and alterations of the Premises shall be and remain part of the Premises and the property of Landlord and shall be subject to this Lease. Section 2.03 Signs. Tenant shall have the right to erect signs on the exterior walls of the Premises or anywhere else on the property subject to Tenant’s compliance with applicable legal requirements. Tenant shall remove all signs and at its own expense repair any damage caused by such removal at termination of this Lease, normal wear and tear excepted. ARTICLE III Section 3.01 Severable Property. Tenant may, at its expense, install, assemble or place on the Premises and remove, subject to Section 3.02 below, and substitute any severable personal property used or useful in Tenant’s business, all as more particularly described in Exhibit C attached hereto and made a part hereof for all purposes (collectively, the “Severable Property”). Provided no Event of Default then exists beyond any applicable cure period, upon the written request of Tenant and at Tenant’s sole cost and expense, Landlord shall subordinate any of its claims or interests in the Severable Property to the lienholders or landlords of such Severable Property on terms and conditions reasonably acceptable to Landlord. Section 3.02 Removal. So long as no Event of Default exists beyond any applicable cure period, Tenant may remove the Severable Property at any time during the Term and, in any event, Tenant shall remove all Severable Property on or before the expiration or termination of the Term, normal wear and tear and damage by casualty excepted. Any of Tenant’s Severable Property not removed by Tenant prior to the expiration or termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without obligation to account therefor. Tenant shall promptly repair at its expense all damage to the Premises necessarily caused by the removal of Tenant’s Severable Property, normal wear and tear and damage by casualty excepted.

ARTICLE IV Section 4.01 Tenant’s Assignment and Subletting. Tenant shall not, whether for its own account or otherwise, assign this Lease or sublet or grant concessions or licenses or other rights for the occupancy or the use of all or any part of the Premises (each, a “Transfer”) for the Term or portion of the Term of this Lease without Landlord’s prior written consent to such Transfer, which shall not be unreasonably withheld, conditioned or delayed. Each such Transfer shall expressly be made subject to the provisions hereof. No such Transfer shall modify or limit any right or power of Landlord hereunder or affect, reduce or relieve Tenant of any duty or obligation of Tenant hereunder, and all such duties and obligations shall be those of Tenant and shall continue in full effect as obligations of Tenant as a principal and not of a guarantor or surety, as though no subletting or assignment had been made, such liability of the Tenant named herein to continue notwithstanding any Transfer and subsequent modifications or amendments of this Lease after such Transfer. Tenant shall provide to Landlord all information concerning the applicable transferee as Landlord may reasonably request. Section 4.02 Transfer by Landlord. Landlord shall be free to transfer its interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligations hereunder (to the extent of the interest transferred) accruing after the date of the transfer (unless the transferee assumes such obligations arising prior to the date of the transfer) and any transferee shall deemed to have assumed all obligations of Landlord hereunder arising from and after the date of such transfer and be bound by the terms and provisions of this Lease. Section 4.03 Assignment/Subletting Exceptions. Notwithstanding the provisions of Section 4.01, Tenant shall have the right to assign its interest in this Lease or sublet all or any portion of the Premises at any time without the consent of Landlord to (i) the surviving entity of any merger or consolidation between Tenant and its parent, (ii) any Affiliate of Tenant, or (iii) to any Person who purchases substantially all of the assets or stock of Tenant (including any merger or other transfer by operation of law). Any assignment or subletting of the Premises by Tenant to which Landlord consents pursuant to Section 4.01 above or pursuant to the exceptions afforded Tenant above in this Section shall be conditioned on the following: (a) Tenant is not then in default beyond applicable notice and cure periods hereunder; (b) Landlord is provided a copy of such assignment or sublease within ten (10) days following the effective date thereof; (c) Any subletting or assignment of the Premises shall be subject to the terms of this Lease, and Tenant shall, with respect to any sublease or assignment, remain liable for all duties and obligations of Tenant hereunder; (d) Tenant agrees to pay, or to cause the assignee or subtenant, as applicable, to pay, on behalf of Landlord any and all reasonable out-of-pocket costs of Landlord, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such subletting or assignment but such costs to be paid by Tenant shall not exceed $5,000.00 per request. Further, Tenant agrees that Landlord shall not be liable for any leasing commissions, finish-out costs, rent abatements or other costs, fees or expenses incurred by Tenant in subleasing or assigning or seeking to sublease or assign its leasehold interest in the Premises, and Tenant agrees to indemnify, defend and hold harmless Landlord and its partners, and their respective officers, directors, shareholders, agents, employees and representatives from, against and with respect to any and all such commissions, costs, fees and expenses; and (e) In the case of an assignment, the Tenant shall be relieved of any and all obligations, duties, and/or liabilities of Tenant under this Lease provided such assignee agrees in writing to assume, honor and perform all of the obligations of Tenant hereunder from and after the date of such assignment. (f) In the event there is a successor Tenant through merger (“Merger Tenant”), it is agreed that such Merger Tenant shall automatically be bound by the terms of this Lease. Additionally, it is agreed that any Merger

Tenant shall, with five (5) business days of request, execute documents to ratify and confirm its obligations under the Lease. For the purposes of this Lease, “Affiliate” shall be defined as with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and shall include the spouse of any natural person, with the term “Control” and any derivatives thereof meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise; “Person” shall mean an individual, partnership, association, corporation, governmental authority or other entity and “Transferee” shall mean any Person who acquires all or a portion of an interest in this Lease. ARTICLE V Section 5.01 Net Lease. It is expressly understood and agreed by and between the parties that this Lease is an absolute net lease, and that Tenant is responsible for all costs and expenses related to the operation and use of the Premises, including without limitation, structure and roof on the Premises. The Basic Rent and all other sums payable hereunder to or on behalf of Landlord shall be paid by Tenant (or assignee, if applicable) without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense. Section 5.02 Taxes and Assessments; Compliance with Law. (a) Tenant shall pay directly to the applicable government authority, as Additional Rent, prior to delinquency, the following (collectively, “Taxes”): (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges (whether federal, state, county or municipal), general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term imposed or levied upon or assessed by a taxing or management district or authorities presently existing or hereafter created against or which arise with respect to (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sums payable hereunder; (iii) all franchise, sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the leasing, operation, possession or use of the Premises; (iv) all charges of utilities, communications and similar services serving the Premises; and (v) the assessments and other charges payable under any so-called declarations or matters of record existing as of the date of this Lease, to the extent same are allocable to the Term. Notwithstanding the foregoing, “Taxes” shall not include, and Tenant shall not be required to pay, any estate, inheritance, transfer, income, capital gains or similar tax of or on Landlord unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 5.02(a); provided, however, that if, at any time during the Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a capital levy or other tax directly on the rents received therefrom (other than income tax), or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be included in the term “Taxes” and payable by Tenant, and Tenant shall pay and discharge the same as herein provided. Tenant shall furnish to Landlord, promptly after request therefor, proof of payment of all items referred to above which are payable by Tenant. If any such assessment may legally be paid in installments, Tenant may pay such assessment in installments to the extent permitted by applicable law; in such event, Tenant shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Term. For avoidance of doubt, Tenant shall pay Taxes directly to the applicable tax authority. (b) Tenant shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to the following: (i) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), as applied to the Premises or the ownership, operation, use or possession thereof, including maintaining an adequate number of vehicular parking spaces, and (ii) all contracts, insurance policies (including to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (other than covenants, conditions and restrictions imposed by Landlord subsequent to the date of this Lease without the consent of Tenant, not to be unreasonably withheld, conditioned or delayed), including all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes. (c) Tenant, at its sole cost and expense, upon receipt of Landlord consent which shall not be unreasonably withheld, shall have the right to file a notice protesting the Premises’ assessed valuation, to seek a reduction in the valuation of the Premises or any part thereof assessed for real property tax purposes, and to prosecute any action or proceeding in connection therewith upon notice to Landlord not less than ten (10) days before the filing of any such notice and/or the commencement of any such action or proceeding, in which event Landlord shall cooperate with Tenant in connection therewith, at no cost to Landlord. Tenant shall keep Landlord advised of the status of such action or proceeding. (d) Notwithstanding anything to the contrary herein, Landlord shall not be required to join in any filings and/or actions or proceedings referred to in Section 5.02(c) and commenced by Tenant unless the provisions of any law, rule, or regulation at the time in effect shall require that such actions or proceedings be brought by and/or in the name of Landlord. In such event, Landlord, at Tenant’s sole cost and expense, shall join and cooperate in such filings and/or actions or proceedings or shall permit the same to be filed and/or brought in its name. Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such filings and/or actions or proceedings commenced by Tenant. (e) If at any time during or otherwise pertaining to the Term a refund of Taxes is actually received by, or credited to, Landlord, then Landlord, promptly after Landlord's receipt of such refund (or such refund is credited to Landlord, as the case may be), shall send to Tenant a tax statement adjusting the Taxes for such tax year and setting forth, based on such adjustment, the portion of such refund for which Tenant is entitled a credit as set forth in this Section. Landlord shall deliver the portion of such refund to Tenant along with such statement. Section 5.03 Liens. Within 30 days after Tenant’s receipt of any notice of any lien and except if such lien pertains to any matter caused by Landlord or Landlord’s agents, employees, representatives or contractors, Tenant shall remove and discharge or caused to be removed or discharged any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, Additional Rent or other sums payable hereunder which arises for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises. Tenant may provide a bond or other security reasonably acceptable to Landlord (but in no event greater in amount than the amount of such encumbrance) to remove or pay all costs associated with the removal of any such lien, provided the conditions of Section 5.05 shall be satisfied. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance (on behalf of or for the benefit of Landlord) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.

Section 5.04 Indemnification. (a) Except for the gross negligence or willful misconduct of any Landlord Indemnified Party (as defined herein), Tenant shall defend all actions against Landlord and any partner, Affiliate, officer, director, member, employee or shareholder of the foregoing (collectively, “Landlord Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Landlord Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises that occurred during the Term or connected with the use, condition or occupancy of the Premises and caused by the negligence or intentional misconduct of Tenant or Tenant’s employees, agents or invitees, (ii) default by Tenant under this Lease beyond any applicable cure period, (iii) use, act or omission of Tenant or its agents, contractors, licensees, subtenants or invitees, (iv) contest referred to in Section 5.05 of this Lease, and (v) liens against the Premises in violation of Section 5.03 of this Lease. The obligations of Tenant under this Section shall survive any termination or expiration of this Lease. (b) Except for the gross negligence or willful misconduct of any Tenant Indemnified Party, and subject to Section 6.02(f) below, Landlord shall defend all actions against Tenant and any partner, officer, director, member, employee or shareholder of the foregoing (collectively, “Tenant Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Tenant Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) the injury to or death of any person, or damage to or loss of property, on or about the Premises that occurred during the Term and caused by the negligence or intentional misconduct of Landlord or Landlord’s employees, agents or invitees, (ii) a default by Landlord under this Lease beyond any applicable cure period, (iii) use, act or omission of Landlord or its agents, contractors, licensees, subtenants or invitees, or (iv) liens against the Premises caused by Landlord or Landlord’s agents, representatives, employees or contractors. The obligations of Landlord under this Section shall survive any termination or expiration of this Lease. Section 5.05 Permitted Contests. Tenant, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirements with which Tenant is required to comply pursuant to Section 5.02(b) or any Environmental Law under Section 5.06, or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Tenant is obligated to pay or any lien, encumbrance or charge not permitted by Sections 5.02(a), 5.03 and 6.01, provided that unless Tenant has already paid such tax, assessment or charge, such contest may be undertaken by Tenant only in compliance with the following conditions: (i) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Landlord and against or from the Premises, (ii) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (iii) Tenant shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Landlord, and (iv) if such contest be finally resolved against Tenant, Tenant shall promptly pay the amount required to be paid, together with all charges, fees and penalties accrued thereon. So long as no Event of Default has occurred and is continuing, Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as reasonably may be required in any such contest. Tenant shall indemnify and hold Landlord harmless against any cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom. Notwithstanding any other provision of this Lease to the contrary, Tenant shall not be in default hereunder beyond any applicable cure period in respect to the compliance with any Legal Requirements with which Tenant is obligated to comply pursuant to Section 5.02(b), any Environmental Law under Section 5.06, or in respect to the payment of any tax, assessment or charge which Tenant is obligated to pay or any lien, encumbrance or charge not permitted by Sections 5.02(a), 5.03 and 6.01 which Tenant is in good faith contesting in compliance with this Section 5.05. Section 5.06 Environmental Compliance. (a) For purposes of this Lease: (i) the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive

Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable federal, state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to (i) the preservation or regulation of the public health, safety, welfare or environment, (ii) the regulation or control of toxic or hazardous substances or materials, or (iii) any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; and (ii) the term “Regulated Substance” shall mean and include any, each and all substances, biological and etiologic agents or materials now or hereafter regulated pursuant to any Environmental Laws, including any such substance, biological or etiological agent or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance” or “hazardous waste” or included in any similar or like classification or categorization thereunder, petroleum or petroleum by- products, and asbestos and asbestos-containing materials. (b) Tenant shall: (i) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises except in full compliance with Environmental Laws; (ii) contain at or remove from the Premises, or perform any other necessary remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is either (1) required under any Environmental Laws or (2) whether or not so required, such Regulated Substance in any way materially adversely affects the Premises, and, upon reasonable request of Landlord after consultation with Tenant (which request may be given only if Landlord has received information such that it reasonably believes that environmental contamination exists which may violate Environmental Laws or have a material adverse effect on the Premises), shall arrange such further testing or actions as may be required by Environmental Laws or as may be reasonably requested by Landlord (“Site Assessment”), to be conducted at the Premises by qualified companies retained by Tenant specializing in environmental matters and reasonably satisfactory to Landlord in order to ascertain compliance with all Environmental Laws and the requirements of this Lease, all of the foregoing to be at Tenant’s sole cost and expense; (iii) provide Landlord with written notice (and a copy as may be applicable) of any of the following within five (5) business days of receipt thereof: (A) Tenant’s obtaining actual knowledge or notice of any kind of the material presence, or any actual or threatened release, of any Regulated Substance in any way materially adversely affecting the Premises; (B) Tenant’s receipt or submission, or Tenant’s obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance in any way materially adversely affecting the Premises; or (C) Tenant’s obtaining actual knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance; and (iv) defend all actions against Landlord and the Landlord Indemnified Parties and pay, protect, indemnify and save harmless the Landlord Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature relating to any Environmental Laws, Regulated Substances or other environmental matters as all pertain to the Premises, except to the extent caused by or through the gross negligent conduct or willful misconduct of Landlord, Mortgagee, or their respective agents, employees or representatives. The indemnity contained in this Section 5.06 shall survive the expiration or earlier termination of this Lease, unless at the time of or after such expiration or earlier termination of this Lease, Tenant provides Landlord a Site Assessment acceptable to Landlord showing the Premises to be (1) free of all Regulated Substances except those placed on the Premises by Landlord, Mortgagee, or their agents, employees or representatives, and (2) not in violation of Environmental Laws and that there exists no condition which could result in any violations of Environmental Laws, except to the extent Landlord demonstrates that any matter which is subject to this indemnity arose during the Term and did not arise from the gross negligence or misconduct of Landlord, Mortgagee, or their respective agents, employees or representatives. ARTICLE VI Section 6.01 Condemnation and Casualty. (a) General Provisions. Except as provided in Section 6.01(b) and (c), Tenant hereby irrevocably assigns to Landlord any award, compensation or insurance payment to which Tenant may become entitled by reason of Tenant’s interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any Person having the power of eminent domain (“Condemnation”) or (ii) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (“Casualty”). All awards, compensations and insurance payments on account of any Condemnation or Casualty are herein collectively called “Compensation”. Tenant may not unilaterally negotiate, prosecute or adjust any claim for any Compensation; Tenant must consult with Landlord and obtain Landlord’s consent thereto, such consent shall not be unreasonably withheld, conditioned or delayed. If the parties are unable to so agree, then they shall appoint an entity or individual that specializes in such negotiations which entity or individual shall negotiate, prosecute and adjust a claim for Compensation. Landlord shall be entitled to participate in any such proceeding, action, negotiation, prosecution, appeal or adjustment as contemplated herein. Notwithstanding anything to the contrary contained in this Article VI, if permissible under applicable law, any separate Compensation made to Tenant for its moving and relocation expenses, anticipated loss of business profits, loss of fixtures and equipment paid for by Tenant and which are not part of the Premises (including the Severable Property) shall be paid directly to and shall be retained by Tenant (and shall not be deemed to be Compensation), and Tenant shall have no obligation to deliver any such funds to Landlord. All Compensation shall be applied pursuant to this Section 6.01, and all such Compensation (less the expense of collecting such Compensation) is herein called the “Net Proceeds”. Except as specifically set forth herein, all Net Proceeds shall be paid to the Proceeds Trustee (as defined in Section 6.02(b)) and applied pursuant to this Section 6.01. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $50,000, Tenant promptly shall notify Landlord thereof. (b) Substantial Condemnation during the Term. If a final, non-appealable judgment of Condemnation shall be rendered which affects all or a substantial portion of the Premises and shall render the Improvements permanently untenantable for Tenant’s use and occupancy in Tenant’s business, as such business was operating prior to such Condemnation, then Tenant may, not later than sixty (60) days after a determination has been made as to when possession of the Premises must be delivered with respect to such Condemnation, deliver to Landlord (i) notice of its intention (“Notice of Intention”) to terminate this Lease on the rental payment date which occurs not less than thirty (30) days after the delivery of such Notice of Intention (the “Condemnation Termination Date”), and (ii) a certificate of an authorized officer of Tenant describing the event giving rise to such termination and stating that such Condemnation has rendered the Improvements permanently untenantable for Tenant’s use and occupancy in Tenant’s business. This Lease shall terminate, become null and void and otherwise have no further force and effect on the Condemnation Termination Date, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have accrued on or prior to the Condemnation Termination Date, upon payment by Tenant of all Basic Rent, Additional Rent and other sums due and payable hereunder as of the Condemnation Termination Date. (c) Substantial Casualty during the Last Two Years of the Term. If an insured Casualty shall occur with respect all or a substantial portion of the Improvements during the last two (2) years of the Term and shall render the Improvements untenantable for Tenant’s use and occupancy in Tenant’s business, as such business was operating prior to such Casualty, for a period of greater than 180 days, then Tenant may, not later than sixty (60) days after such Casualty, deliver to Landlord (i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than thirty (30) days after the delivery of such notice (the “Casualty Termination Date”), (ii) a certificate of an authorized officer of Tenant describing the event giving rise to such termination and stating that such Casualty has rendered the Improvements permanently untenantable for Tenant’s use and occupancy in Tenant’s business, and (iii) documentation to the effect that termination of this Lease will not be in violation of any agreement then in effect with which Tenant is obligated to comply pursuant to this Lease. Upon payment by Tenant of all Basic Rent, Additional Rent and other sums then due and payable hereunder to and including the Casualty Termination Date, this Lease shall terminate, become null and void and otherwise have no further force and effect on the Casualty Termination Date, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have accrued on or prior to the Casualty Termination Date, and the Net Proceeds from any Casualty shall belong to and be paid, assigned and set over to Landlord; provided, however, Tenant shall be entitled to any separate award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant’s equipment, fixtures, moving expenses and other similar damages available to Tenant. (d) Less Than Substantial Condemnation or any Casualty. If, after a Condemnation or Casualty, Tenant does not give or does not have the right to give notice of its intention to terminate this Lease as provided in subsection 6.0l(b) or 6.0l(c), then this Lease shall continue in full force and effect and Tenant shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements of subsections 2.01, 2.02 and 5.03 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, and character thereof immediately prior to such Casualty or Condemnation; provided that Tenant and Landlord shall use reasonable efforts to consider modifications which would make the Improvements a more contemporary design. To the extent the Net Proceeds with respect to any Casualty are less than $100,000, such amount shall be paid to Tenant to be used to rebuild, replace or repair the Premises in a lien free and good and workmanlike manner. To the extent the Net Proceeds from any Casualty are $100,000 or greater, such amount shall be paid to the Proceeds Trustee and prior to any such rebuilding, replacement or repair, Tenant shall determine the maximum cost thereof (the “Restoration Cost”), which amount shall be reasonably acceptable to Landlord. The Restoration Cost shall be paid first out of Tenant’s own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Tenant shall be entitled to receive the Net Proceeds from the Proceeds Trustee, but only against (i) certificates of Tenant delivered to Landlord and the Proceeds Trustee from time to time but no more often than monthly as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and (ii) such additional documentation or conditions as Landlord or the Proceeds Trustee may reasonably require, including copies of all contracts and subcontracts relating to restoration, architects’ certifications, title policy updates and lien waivers or releases. Any Net Proceeds remaining after final payment has been made for such work from Net Proceeds and after Tenant has been reimbursed from Net Proceeds for any portions it contributed to the Restoration Cost with respect to any Casualty shall be paid to Tenant and with respect to any Condemnation shall be paid to Landlord. In the event of any temporary Condemnation, this Lease shall remain in full effect and Tenant, if Tenant is not in Default, beyond any applicable cure period, under any provision of this Lease, shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that any portion of the Net Proceeds allocable to the period after the expiration or termination of the Term shall be paid to Landlord. If the cost of any rebuilding, replacement or repair required to be made by Tenant pursuant to this subsection 6.0l(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Tenant. For avoidance of doubt, in no event shall Landlord be responsible for providing funds to fund restoration following a Casualty unless such Casualty was caused by any act, omission, or fault of Landlord or any of Landlord’s agents, representatives, contractors, employees, members, successors or assigns. (e) Notwithstanding anything to the contrary in this Lease, all of the foregoing provisions of this Section 6.01 shall be subject and subordinate to any provisions to the contrary contained in any subordination, non- disturbance and attornment agreement between Tenant and any applicable Mortgagee. Section 6.02 Insurance. (a) Tenant shall maintain insurance on the Premises of the following character:

(i) Property Insurance covering Tenant’s property including betterments and improvements against risks of direct physical loss using Causes of Loss - Special Form, including loss by fire, lightning, flooding (if the Premises are in a flood zone), earthquakes (if the Premises are in an earthquake zone), windstorm and hail (to include Named Storms). Broad form Equipment Breakdown/Boiler and Machinery coverage without exclusion for explosion, covering all boiler and other pressure vessels, machinery and equipment. Terrorism shall be an included peril. The amount of insurance should be 100% of the replacement cost of Tenant’s property and any improvement or betterment to the building for Tenant’s use. Property Insurance should contain waiver of subrogation by the insurer against the Landlord for all losses. Property Insurance shall have a deductible of no more than $25,000 per occurrence, provided Tenant shall have the right to reasonably increase the such deductible amount over time provided (i) such alternative deductible amount is commensurate for the deductibles then maintained by other tenants of similar buildings and (ii) Landlord’s written agreements with its lender do not require Landlord to ensure that Tenant maintains a deductible of no more than $25,000 per occurrence. (ii) Commercial general liability insurance and/or umbrella liability insurance (on an occurrence basis), on ISO form CG 0001 0413, or its equivalent, against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $1,000,000 Per Occurrence and $2,000,000 General Aggregate with deletions of contractual liability exclusions. Defense expenses are to be provided as an additional benefit and not within the limits of liability. General Liability shall name Landlord as an Additional Insured on a primary and non-contributory basis and waive subrogation against the Landlord. General Liability shall have no deductible or self-insured retention and shall include terrorism. (iii) Worker’s compensation insurance to the extent required by the law of the state in which the Premises are located and contain waiver of subrogation by the insurer against the Landlord. (iv) During any period of construction on the Premises, builder’s risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements. This coverage may be provided by Tenant’s all risk property insurance pursuant to Section 6.02(a)(i) herein. (v) Business Automobile insurance on all owned, hired and non-owned Automobiles in the amount of $1,000,000 combined single limit. (vi) Umbrella liability insurance with limits of not less than $20,000,000 per occurrence and annual aggregate providing follow form coverage in excess of the insurance required above. (vii) Business Interruption Insurance with limits not less than an amount equal to two (2) years gross rents on a no coinsurance basis or contain an agreed endorsement waiving all coinsurance provisions. Such insurance shall be written by companies authorized to do business in the state where the Premises are located and carrying an A.M. Best Rating of at least A VIII or A-. (b) Tenant shall deliver to Landlord copies of its policies and Certificate of Insurance, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder and payment of all premiums therefor, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least ten (10) days following receipt of request. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.02 unless Landlord is named an additional insured therein and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies, provided that the Premises are specified therein. (c) Tenant shall directly pay for all insurance required of Tenant under this Lease.

(d) Notwithstanding anything contained in this Lease to the contrary, provided Tenant maintains the insurance required of Tenant as set forth above, each party hereto hereby waives any and all rights of recovery, claim, action or cause of action, against the other party and its agents, officers, and employees, for any loss or damage that may occur to the Premises (including the Improvements) or to the Severable Property or any other property of Tenant in, on or about the Premises, regardless of cause or origin, including the negligence of the other party and its agents, officers, and employees, without prejudice to any waiver or indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurers. (e) All insurance required to be carried by Tenant hereunder shall provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant shall name Landlord, and any mortgagee, as requested by Landlord, as additional insured under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 27, ACORD 28 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Worker's Compensation insurance, such insurance is primary and non-contributory. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings to require similar sized tenants to carry insurance of such higher minimum amounts or of such different types. ARTICLE VII Section 7.01 Conditional Limitations; Default Provisions. (a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease: (i) If Tenant shall (1) fail to pay any Basic Rent, recurring Additional Rent or other recurring sum when due and such failure shall continue for ten (10) days after Landlord’s written notice to Tenant of such failure or (2) fail to observe or perform any other provision hereof not otherwise specifically described in this Section 7.01(a) and such non-monetary failure shall continue for fifteen (15) days after Landlord’s written notice to Tenant of such failure (provided that, in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such fifteen (15) day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the cure thereof with diligence; (ii) If Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof; or (iii) If a receiver, trustee or conservator of Tenant, or of all or substantially all of the assets of Tenant, or of the Premises or Tenant’s estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment. (b) If an Event of Default shall have happened and be continuing, Landlord shall have the right to give Tenant notice of Landlord’s termination of the Term. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c) If an Event of Default shall have happened and be continuing, Landlord shall have the immediate right, whether or not the Term shall have been terminated pursuant to subsection 7.01(b), to reenter and repossess the Premises and the right to remove all persons and property (subject to Section 3.02) therefrom by summary proceedings, ejectment or any other legal action or in any lawful manner Landlord determines to be necessary or desirable. Landlord shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by Landlord to terminate the Term unless a notice of such termination is given to Tenant pursuant to subsection 7.0l(b) or unless such termination is decreed by a court. (d) At any time or from time to time after a reentry, repossession or removal pursuant to subsection 7.0l(c), whether or not the Term shall have been terminated pursuant to subsection 7.0l(b), Landlord may relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting. Landlord agrees to make reasonable efforts to mitigate its damages under this Lease in the event Tenant defaults under this Lease. (e) No expiration or termination of the Term pursuant to subsection 7.0l(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subsection 7.0l(c) or otherwise, and no reletting of the Premises pursuant to subsection 7.0l(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, reentry, repossession, removal or reletting other than as provided by applicable law. (f) In the event of any expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default beyond any applicable cure period, Tenant shall pay to Landlord all Basic Rent, Additional Rent and other sums required to be paid by Tenant, in each case to and including the date of such expiration, termination, reentry, repossession or removal, and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination, reentry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord all Basic Rent, all Additional Rent and other sums which would be payable under this Lease as and when due. (g) The remedies described above are not in limitation of any and all remedies that Landlord may have at law and equity. Section 7.02 Bankruptcy or Insolvency. (a) If Tenant shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Tenant or Tenant’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee, and this Lease, upon the election of Landlord, shall terminate, but Landlord’s right to be compensated for damages (including liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated. (b) Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, conservator, assignee for the benefit of creditors or any other Person, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, or Person shall not be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

Section 7.03 Additional Rights of Landlord. (a) Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Basic Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing. Landlord shall be entitled to seek injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity. (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt and (iii) Tenant specifically waives any rights of redemption or reinstatement available by law or any successor law. (c) If an Event of Default on the part of Tenant shall have occurred hereunder and be continuing, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including entry upon the Premises, to perform the obligation of Tenant hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Landlord and upon five (5) business days notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appellate proceedings), shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord upon demand. In the event of an Event of Default, Landlord will be entitled to retain as damages: (i) all of Landlord's reasonable out-of-pocket expenses incurred in obtaining possession of the Premises and reletting the Premises, including reasonable attorneys' fees, outside brokerage commissions, and the cost of any repairs required to be made to the Premises which are Tenant's obligations hereunder, and (ii) the difference between the Rent thereafter becoming due under the Lease, and the proceeds from reletting the Premises. (d) The late rate (“Late Rate”) shall be the lesser of (i) three percent (3%) per annum or (ii) the maximum rate permitted by applicable law. If Tenant shall fail to pay when due any Basic Rent, Additional Rent or other sum required to be paid by Tenant hereunder within ten (10) days following the date on which same is due, Landlord shall be entitled to collect from Tenant as Additional Rent and Tenant shall pay to Landlord, in addition to such Basic Rent, Additional Rent or other sum, interest on the delinquency equal to the Late Rate from the date due until paid. In addition, Landlord may, at its option, charge Tenant a late charge equal to five percent (5%) of the overdue amount as liquidated damages (“Late Charge”) to compensate Landlord for potential inability to meet financial obligations and the additional expense of handling delinquent payments (the exact amount of Landlord’s injury being impractical to calculate). Section 7.04 Landlord Default. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord under the provisions of this Lease. For purposes of this Section, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter reasonably pursued to completion. ARTICLE VIII

Section 8.01 Notices and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by electronic mail transmission, with original being promptly sent as otherwise provided above, addressed as follows: If for Tenant: c/o Kewaunee Scientific Corporation _____________________ _____________________ Attn: Donald T. Gardner, III Email: dongardner@kewaunee.com If for Landlord: c/o CAI Investments, LLC 9325 West Sahara Avenue Las Vegas, NV 89117 Attn: Chris Beavor Email: chris@caicap.com With a copy to: Moran Reeves & Conn PC 1211 E. Cary Street Richmond, VA 23219 Attention: Joseph J. McQuade, Esq. Email: jmcquade@moranreevesconn.com Landlord and Tenant may from time to time specify, by giving ten (10) days’ advance written notice to each other party, (i) any other address in the United States as its address for purposes of this Lease, and (ii) any other Person in the United States that is to receive copies of notices, offers, consents and other instruments hereunder. Notice under the terms of this Lease shall be deemed delivered, whether or not actually received, upon the earlier of (A) the date of actual receipt by such party, or (B) three (3) business days after said notice is either deposited with such overnight delivery service, return receipt requested, transmitted by electronic mail transmission, or personally delivered, as applicable, pursuant to the above provisions. Notices hereunder may be delivered by counsel on behalf of a party hereto, and such notice shall have the same effect as if delivered directly by the party hereto. Section 8.02 Estoppel Certificates. Tenant shall, upon five (5) business days’ advance written notice at the request of Landlord or a Mortgagee, execute, acknowledge and deliver to Landlord a certificate of Tenant, stating that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (ii) the dates to which Basic Rent, Additional Rent and other sums payable hereunder have been paid, and the applicable amounts thereof, (iii) (A) no default caused by Tenant exists under this Lease, to Tenant’s knowledge, no default exists under this Lease caused by any other party, and no fact or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a default hereunder, and (B) if any such default, fact or circumstance exists, specifying each such default, fact or circumstance, (iv) whether Tenant continues to occupy and operate the Premises, (v) Tenant has no right of offset against Rent, (vi) Tenant’s representations and warranties set forth in this Lease remain true and correct in all material respects, and (vii) such other information as Landlord or Mortgagee shall reasonably request. Any such certificate may be relied upon by any actual or prospective mortgagee, investor or purchaser of the Premises. Section 8.03 Reporting. In the event Tenant ceases to be a publicly traded company, Tenant shall provide to Landlord quarterly financial statements in the same form and substance as currently provided by Tenant in its public filings, subject to Landlord providing Tenant with a customary and commercially reasonable non- disclosure agreement. ARTICLE IX Section 9.01 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the Landlord’s estate in the Premises by reason of the fact that the same Person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate, as well as the Landlord’s estate in the Premises or any interest of Landlord’s in such estate. Section 9.02 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in as good repair and condition as received under Section 2.01(a) except for any damage resulting from Condemnation or Casualty or normal wear and tear not required to be repaired by Tenant. The provisions of this Section shall survive the expiration or other termination of this Lease. Section 9.03 Time. Time is of the essence with respect to this Lease, and the respective time periods set forth herein. Section 9.04 Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable only by the permitted successors and assigns of Tenant in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the state in which the Premises are located without regard to conflict of law principles. Section 9.05 Table of Contents and Headings; Internal References. The table of contents and the headings of the various paragraphs and exhibits of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any Section, subsection, Exhibit and the like contained herein are to the respective Section, subsection, Exhibit and the like of this Lease. Section 9.06 Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument) and shall have been delivered by each of the parties to the other. Section 9.07 Landlord’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of any partner, director, member, officer or shareholder of Landlord, its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Landlord shall be limited solely to Landlord’s interest in the Premises, such exculpation of liability to be absolute and without any exception whatsoever. Section 9.08 Amendments and Modifications. Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Landlord and Tenant. Section 9.09 Consent of Landlord. Except as specifically set forth in this Lease, all consents and approvals to be granted by Landlord shall not be unreasonably withheld or delayed. Section 9.10 Quiet Enjoyment. Landlord agrees that, subject to the rights of Landlord under this Lease, Tenant shall hold and enjoy the Premises during the term of this Lease, free from any hindrance or interference from Landlord or any party claiming by, through or under Landlord. Section 9.11 Holding Over. If Tenant remains in possession of the Premises, or any part thereof, after the expiration or other termination of the Term, without Landlord’s express written consent, Tenant shall be guilty of an unlawful detention of the Premises and shall be liable to Landlord for damages for use of the Premises during the period of such unlawful detention at a rate equal to 1.25 times the Basic Rent and all other amounts which would be payable during the Term hereof (collectively, “Holdover Rent”). Landlord and Tenant agree that such sum shall be deemed a reasonable sum for any such holdover tenancy. If Tenant shall hold over at the expiration or earlier termination of the Term for a period of thirty (30) days or longer, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over, including such other remedies and damages provided at law or in equity. Section 9.12 Compliance with Terrorism Laws. Tenant represents and warrants that neither Tenant nor any Person controlling Tenant (i) is included on any Government List (as hereinafter defined); (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; or (iv) to Tenant’s actual knowledge, is currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Lease, the term “Government List” means (1) the Specialty Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (4) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the lists, laws, rules and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (5) any other similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America and (6) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Government Lists may be updated from time to time. Section 9.13 Subordination and Attornment. Landlord shall be free to convey the Premises or any part thereof or interest therein, and to collaterally assign or pledge its interest in the Lease and as security for any financing to which Landlord and/or its Affiliates are party. This Lease and Tenant’s interest herein are and shall be subject and subordinate to each and every mortgage, assignment or pledge (each, a “Mortgage”) now existing or made subsequent to the date hereof and which cover any part of the Premises or the Lease, and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon, provided such Mortgagee agrees in writing not to disturb Tenant’s rights under this Lease. If requested by the holder of any such Mortgage (a “Mortgagee”), Tenant shall, within five (5) business days of receipt of same, execute, acknowledge and deliver any and all reasonable documents and instruments confirming such subordination of this Lease and Tenant’s interest herein as the Mortgagee shall require, including a subordination, non-disturbance and attornment provision on Mortgagee’s form, and such other information as Landlord or Mortgagee shall reasonably request. Section 9.14 Short Form Memorandum of Lease. Upon Landlord’s or Tenant’s request, the parties shall record a “short form” Memorandum of Lease identifying the Term granted to Tenant by this Lease, and any other terms which may be required by applicable Legal Requirements. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party that desires to record such ‘short form’ Memorandum of Lease. Upon the expiration or earlier termination of this Lease, Tenant shall promptly execute and deliver to Landlord an instrument, in recordable form, wherein Tenant acknowledges the expiration or earlier termination of this Lease, and Landlord shall, within 3 days upon receiving such document from Tenant, shall cause the document to be recorded and delivering a copy of such recordation to Tenant within 3 days after the date of such recordation. Upon transfer or conveyance of the Premises by Landlord, Tenant agrees to execute an amendment to the memorandum indicating the change of Landlord. Section 9.15 Brokers. Landlord and Tenant mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Lease, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith. Landlord shall forever indemnify and hold harmless Tenant against and in respect of any and all claims, losses, liabilities and expenses, including reasonable attorney’s fees and court costs, which Tenant may incur on account of any claim by any broker or agent or other Person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord in respect to the transactions herein contemplated. Tenant shall forever indemnify and hold harmless Landlord against and in respect of any and all claims, losses, liabilities and expenses, including reasonable attorney’s fees and court costs, which Landlord may incur on account of any claim by any broker or agent or other Person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant in respect to the transactions herein contemplated. The provisions of this Section shall survive expiration or termination of this Lease. Section 9.16 No Partnership. Nothing herein contained shall be deemed or construed either by the parties hereto, or by a third party, to create a relationship between the parties of principal and agent, partnership, or joint venture. None of computation of rent, or any other provision contained herein, or any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Section 9.17 No Construction Against Drafter. Each of the parties hereto acknowledges that it is sophisticated and experienced in transactions of the nature contemplated hereby and that it has been represented by counsel of its choosing in connection herewith; accordingly, each party hereto waives to the fullest extent permitted by law the application of any law or rule of construction requiring that this Lease be construed or interpreted against the drafting party or in favor of the non-drafting party. Section 9.18 Attorneys’ Fees. Except as previously set out in this Lease, in the event any action is commenced for any breach of any covenant, condition or agreement herein contained, the prevailing party in such action shall be entitled to receive all costs incurred in such action, including without limitation, all reasonable attorneys’ fees. Section 9.19 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, loss of utility services, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, or other reason, or a like nature, not the fault of the party delayed in performing work, or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Section 9.20 Mutual Assurances. Landlord and Tenant hereby agree to execute any additional documents necessary to fulfill the purposes outlined in this Lease. IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the Effective Date. LANDLORD: CAI INVESTMENTS [_______] MASTER LESSEE, LLC a Delaware limited liability company By:___________________________ Name:________________________ Title:_________________________ TENANT: KEWAUNEE SCIENTIFIC CORPORATION,

a Delaware corporation By:___________________________ Name:________________________ Title:__________________________ The Owner joins in the Lease for the sole purpose of confirming that it will honor all obligations under this lease should the Master Lease be terminated, which obligation shall be binding on all of Owner’s successors and assigns. OWNER: CAI INVESTMENTS [_________], DST, a Delaware statutory trust By: CAI Investments [_______] ST, LLC, a Delaware limited liability company Its: Signatory Trustee By:___________________________ Name:________________________ Title:_________________________

EXHIBIT A LEGAL DESCRIPTION I I TRACT It Beginning at the point o£ acceon B.TT* 30' S. Deed References See Deed Book 251, Page 6, Iredell County Registry. TRACT II: 90, Peed References See Deed Book 270, Page 387, Iredell County Registry. US3 ABD EXCEPT PROM THE TRACTS PROVIDED ABOVE I Beginning at a point in the center line of H. C. Highway Ho. 90, eaid pint being 30 feet Southwest of the SoutheastemmoBt corner of the land now owned by Technical Furniture, Incorporated, and running II. 26*51 B 360 feet to a stake; thence S 63-10 E 993 feet to a stake; thence S 29-14 W 360.49 feet to a point in the center of H. C. Highway ho. 90; thence with the center line of said highway H 59-09 W 580.02 feet to the point of beginning, containing 4.85 acres, more or leno, subject, however, to that easement of highway right-of-way for H. C. Ho. said right-of-way being 60 feet in width, lying 30 feet on each side of the center line thereof, said eaeeiaent being reserved for the State Highway and Public Works Ccmsklseiotn. BEGINNING at a point in the center of the Alexander Railroad Company tracks, said point being the Northwest comer of The Statesville Company property as described by deed recorded in the Iredell County Registry in Deed Book 296 at page 197, also being the Northeast corner of Kewaunee Technical Furniture Company property; thence running with the center line of the Alexander Railroad Company, N. 68 deg. 02 min. W, 180 feet to a point narked by an iron stake, a new corner in the Kewaunee Technical Furniture Company property line; thence S. 28 deg. 55 mln. W. over and across a portion of the Kewaunee Technical Furniture Company property 256.97 feet to a point marked by an iron stake; a new comer; intersection of the center line of the new 0. S. Highway 964 Bypass at its intersection with the center line of the Alexander Railroad; thence running with the center line of the Al owand-r Railroad S. 68° 2' B. 910 Peet to an iron stake in said line, a new comer of the State Farm; thence 3. 29* 14' W. 433 feet- to an iron stake or raonuawut; thence H. 63* 10' w. 595 feet to an iron stake a new corner of the State Fora; thence S. 26* SI* w, 360 feet to a point in the center of North Carolina Highway #90j thence with the center line of North Carolina Highway 63° 09' W. 640.57 feet to a point in the center lino of the proposed ss road between North Carolina Highway 490 and fl. Highway #64 Bypass; thence N- 11* 54' - 340.41 feet to a point in the center line of O. S. Highway #64 Bypass; thence N. 74* B 580.0 feet to the beginning, containing 16 acres more or less.

Deed. Reference/ 3ee Deed Book 343, Page 97, iradell County Registry, ALSO LBSS AND K8CBPT PROM THE TRACTS PROVIDED ABOVE I in convoyed to the party o£ Deed Reference i See Deed Book 302, Page 113, Iredell County Registry ALSO LBSR AND BZCEPT FROM TEE TRACTS PRPVJDED ABOVE: That portion o£ land taken by the State Highway Ccaaaiaslen for 1-40 in Deed Book 7®9( Pago 3 €7, Iredell County Registry. thence Routh El being t rave tee degrees 54 minutes as Technical Furniture inc> thence S. £1 deg. {J5 min, E. over and across a portion of the Kewaunee Technical Furniture Company property 143,70 feet to a point/ thence S. 66 deg. 02 min . a, 30. 2S feet to a point in the center of Tachbum Street, baing the southwest corner of the Statesville company property/ thence H> 2B deg. 55 mln. B., with and along the Western property line of The Statesville Company property, 275,05 feet to the point o£ beginning, containing 1.C9 acres, more or lean, and being a portion of the property conveyed to Technical Furniture, inc. by deed from the State of North Carolina, dated the 28th day of July, 1954, and recorded in Deed Book 251 nt page 6, Iredell County Registry. broinntkq at a point in Technical Furniture, Inc, East property line, eaid point being situated and lying South 26 degrees 5 5 minutes Nest 190.94 feet from Technical's Northeast corner, said corner being an iron etake in the center of the Alexander Railway track, said railway track having a magnetic azimuth of ill measured clockwise from the South/ thence running with the line South 29 degrees 55 minutes West 575.40 feet to a point in the Northern right of way line of N. C. Highway #90/ thence with the Northern right of way line of H. C. Highway # 90, North 63 degrees 11 minutes now comer in the West margin of a proposed street/ 55 minutes East 577 ,49 feet along and with the West margin of the above mentioned street to a point, a new cottier in the west margin and at the Northern tenalnua of the above mentioned street; degrees OS minutes East 30.0 feet to the point Of beginning, encompassing an area of 17,309 squats Eeet and being the Western ene-balf width of a proposed 60' wide street right of way. West 30 feat to a point, a tbance North 26 degrees Thia property la o f the second, part, u a municipal corporation, to be used for street purpoceo. It is understeed that if at any time the City of Statesville should abandon ox fail to use the said property for the purposes herein conveyed, then tbs ease shall revert to the party of the first part, or its successors and assigns.

TRACT III; TRACT IV: Deed Reference: See Deed Back 451, Page 461 (Tract II) . Iredell county Registry. BEGINNING at a point in center of the Alexander Railroad Ccrnpany tracts, said point being the Northwest corner of Statenville Co. property as described in deed recorded la Deed Book 336, page 197, alao being the Northeast corner of Kewaunee Technical Furniture Company; thence running with center line of Alexander Railroad Company, N. 66 deg. 02 nin. W, 180 ft. tn * point marked by an iron stake, a new corner in Kewaunee Technical Furniture Company property line; thence S. 2S dag. 55 mln. W. over and hctobb a portion Of the Kewaunee Technical Furniture Company pipper ty 254.97 feet to a point marked by an iron stake a new comer; thence a. 61 dag. DE mln. E. over and across a portion of the Kewaunee Technical Furniture Company property 148.70 ft. to a point; thence 8. eh dag. 03 min. E, 30.15 feet to a point in center of Techburn St., being the ficuthwost comer of the Statesville Company property j thence JI. 2 9 deg. SS min. B., with and along the Weetem property line of Statesville Company property 275.06 ft. to the BEGINNING, containing 1.09 acres, more or leas, and being the identical property conveyed to party of the first part toy the party of the second part toy deed recorded in Deed Book 549, page 97. Bee also deed recorded In Deed Book 251. page 6, iradall county Registry. BHQiNNiKG at a point in the center of the Alexander Railway Co. track, said point being Northwest corner of Lot No. IB of N.C. FiodOOnt Experimental Farm an subdivided, platted, planned and recorded in Flat Book S, page 90, Iredell County Regiatry, and running with the Western boundary of Lot IB 3. 28 deg. 55 ndn w .275 ft. to a point, a new cornet) thence 8. 68 deg. 02 min. K. 200 ft. crossing Lota 18 and 17 and extending over Into Lot No. 16 to a point, a new corner) thence N. 28 deg. 55 min. 3 275 ft. to a point in the center of the Alexander Railroad, a new corner ; thence with and along the center line of the Alexander Railroad No. 69 deg, 02 min. W. 200 ft. to the BEGINNING, being a traverse encompaa fling an ares of 1.26 acres, the same being a part of Lots 16, 17 and 18 of N. C. Experimental Farm, an platted, planned and recorded in Flat Rook S, page 50, and being the identical property conveyed to party of the first part by deed of Gordon Loe Wilson and wife, dated Nov. 11, 1957, and recorded in Deed Book 296, page 197. See also deed recorded in Deed Book 277 , page 434, Iredell county Registry.

EXHIBIT B

BASIC RENT SCHEDULE

The Basic Rent for the Term shall be as follows:

Year	Annual Rent	Monthly Rent
1	$1,665,196.00	$138,766.33
2	$1,698,499.92	$141,541.66
3	$1,732,469.92	$144,372.49
4	$1,767,119.32	$147,259.94
5	$1,802,461.70	$150,205.14
6	$1,838,510.94	$153,209.24
7	$1,875,281.16	$156,273.43
8	$1,912,786.78	$159,398.90
9	$1,951,042.51	$162,586.88
10	$1,990,063.36	$165,838.61
11	$2,029,864.63	$169,155.39
12	$2,070,461.92	$172,538.49
13	$2,111,871.16	$175,989.26
14	$2,154,108.59	$179,509.05
15	$2,197,190.76	$183,099.23
16	$2,241,134.57	$186,761.21
17	$2,285,957.26	$190,496.44
18	$2,331,676.41	$194,306.37
19	$2,378,309.94	$198,192.49
20	$2,425,876.14	$202,156.34
FIRST RENEWAL PERIOD, IF APPLICABLE		
21	$2,486,523.04	$207,210.25
22	$2,548,686.12	$212,390.51
23	$2,612,403.27	$217,700.27
24	$2,677,713.35	$223,142.78
25	$2,744,656.19	$228,721.35
SECOND RENEWAL PERIOD, IF		
26	$2,813,272.59	$234,439.38
27	$2,883,604.40	$240,300.37
28	$2,955,694.51	$246,307.88
29	$3,029,586.88	$252,465.57
30	$3,105,326.55	$258,777.21

02720-001/00345988-3

THIRD RENEWAL PERIOD, IF		
31	$3,182,959.71	$265,246.64
32	$3,262,533.71	$271,877.81
33	$3,344,097.05	$278,674.75
34	$3,427,699.47	$285,641.62
35	$3,513,391.96	$292,782.66
FOURTH RENEWAL PERIOD, IF		
36	$3,601,226.76	$300,102.23
37	$3,691,257.43	$307,604.79
38	$3,783,538.87	$315,294.91
39	$3,878,127.34	$323,177.28
40	$3,975,080.52	$331,256.71

02720-001/00345988-3

02720-001/00345989-5 40 EXHIBIT C SEVERABLE PROPERTY Severable Property shall include all apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in the Premises or related to Tenant’s business, including mainframe computers, removable kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing. Severable Property shall not include the Improvements.